UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2007

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2222 West Lake Street
Chicago, Illinois	60612
(Address of principal executive offices)	(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement

On January 10, 2007, Vita Food Products, Inc. (the “Company”) entered into certain agreements (the “Hess Agreements”) with Terry W. Hess (“Hess”), who had resigned as Vice Chairman and a member of the Company’s Board of Directors effective November 20, 2006 and retired from his position as Chief Executive Officer of Vita Specialty Foods, Inc., the Company’s wholly-owned subsidiary, effective August 25, 2006.  The Hess Agreements include (i) an Agreement dated as of December 6, 2006 (the “Earnout Agreement”) among  Hess, the Company, and Virginia Honey Company, Inc., an indirect wholly-owned subsidiary of the Company that was acquired from Hess in 2001 (“Virginia Honey”); (ii) a Termination Agreement dated as of December 6, 2006 (the “Termination Agreement”) between Hess and Virginia Honey; and (iii) first amendments dated as of January 1, 2007 to the leases between Virginia Honey and an affiliate of Hess with respect to the Killer Bee Packaging Plant located in Martinsburg, West Virginia and the facility located in Berryville, Virginia (the “Lease Amendments”).

The Earnout Agreement provides that all earnouts under the Stock Purchase Agreement dated June 29, 2001, as amended, between the parties (the “Stock Purchase Agreement”) pursuant to which the Company purchased the stock of Virginia Honey from Hess are satisfied in full and that no further amounts are owed by the Company to Hess.  The Earnout Agreement also provides for the release of the shares of Virginia Honey’s capital stock from the Company’s pledge to Hess to secure the earnout payments under the Stock Purchase Agreement.  The Earnout Agreement includes mutual non-disparagement provisions and releases between the Company and Virginia Honey, on the one hand, and Hess, on the other, except for the performance of obligations under the Hess Agreements and the Stock Purchase Agreement.

The Termination Agreement formalizes the termination of Hess’ Employment Agreement with the Company, including reaffirming Hess’ five-year non-competition agreement with the Company. Pursuant to the Lease Amendments, the Company has given up its option to purchase the Berryville, Virginia and Martinsburg, West Virginia properties owned by Mr. Hess’ affiliate.  In addition, the Lease Amendments provide the Company with an option to terminate the Berryville lease upon 60 days notice until December 31, 2007, and an option to terminate the Martinsburg lease upon 12 months notice at the end of five and nine years from the date of the applicable Amendment.  In connection with these agreements, Hess also resigned as a director and officer of the Company and each of its subsidiaries.

The Company issued a press release with respect to the Hess Agreements on January 16, 2007, which is incorporated herein by reference.

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Shell company transactions.

Not applicable.

(d)                                 Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: January 16, 2007	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
President and Chief Executive Officer
(Principal Executive Officer)

Date: January 16, 2007
	By:	/s/ William J. Kenealy
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated January 16, 2007.